UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

TPC Group Inc. (the “Company”) will participate in meetings with investors and analysts on Tuesday, April 5, 2011 and Wednesday, April 6, 2011. Management anticipates providing a review of the Company’s business model, 2010 performance, 2012 EBITDA targets and elements of the Company’s 2011 capital program. A copy of the slides to be presented at the meetings is furnished as Exhibit 99.1 to this Current Report on Form 8-K and can also be accessed by going to the Company’s website at www.tpcgrp.com. The Company does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic reports.

The slide presentation includes statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein. The slide presentation also contains non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the slide presentation.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the slide presentation furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	TPC Group Inc. slide presentation to investors and analysts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: April 5, 2011	By:	/s/ SHANNON B. WEINBERG
Shannon B. Weinberg
Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	TPC Group Inc. slide presentation to investors and analysts